Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2019

SECOND QUARTER
- Net revenues increased 1% at actual rates and 8% at constant rates to US$ 183.6 million -
- Operating income increased 21% at actual rates and 29% at constant rates to US$ 60.5 million -
- OIBDA increased 21% at actual rates and 29% at constant rates to US$ 73.3 million -

SIX MONTHS
- Net revenues decreased 3% at actual rates but increased 5% at constant rates to US$ 330.2 million -
- Operating income increased 18% at actual rates and 27% at constant rates to US$ 88.1 million -
- OIBDA increased 16% at actual rates and 25% at constant rates to US$ 111.4 million -

HAMILTON, BERMUDA, July 23, 2019 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and six months ended June 30, 2019.

Operational and financial highlights:

•	TV advertising revenues in the quarter were broadly flat at actual rates, but increased 7% at constant rates.

•	Carriage fees and subscription revenues in the quarter increased 3% at actual rates and 11% at constant rates.

•	Costs charged in arriving at OIBDA in the quarter decreased 9% at actual rates and 3% at constant rates.

•	OIBDA margin in the quarter increased by 650 basis points to 40%.

•	Cash generated from continuing operating activities in the first half of 2019 increased 76% at actual rates to US$ 140.3 million.

•	Unlevered free cash flow in the first half of 2019 increased 52% at actual rates to US$ 146.0 million.

•	CME repaid a total of EUR 100 million of debt in the first half of 2019 using cash generated by the business.

•	Net leverage ratio declined to 2.6x at the end of June, down from 3.5x at the start of the year.

Michael Del Nin, Co-Chief Executive Officer, commented: "We could not have hoped for a stronger set of results this quarter. This unique portfolio of assets has delivered another impressive performance, once again exceeding our expectations and demonstrating the extraordinary growth potential of our businesses. In fact, in terms of constant currency revenue and OIBDA growth, this was the company’s strongest Q2 in four years. OIBDA margins expanded in every one of our country operations and reached a remarkable 40% across the group. But even more impressive was the greater than 50% surge in cash generation so far this year, which allowed us to further reduce our debt, bringing total repayments in 2019 to EUR 100 million and pushing our borrowing cost to its lowest level ever."

Christoph Mainusch, Co-Chief Executive Officer, added: "We were selective and strategic when designing our program grids so costs were lower overall while the main channel in each territory increased its audience share in prime time this year, and we increased the gap between us and our closest commercial competitor in prime time audience share in four markets. The TV ad market in the Czech Republic saw its strongest first half of the year since 2015 and spending on advertising rebounded in Romania during the second quarter. Year-to-date, we have seen double digit growth in carriage fees and subscription revenues in three of our segments."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended June 30, 2019 and 2018 were:

(US$ 000's, except per share data)	For the Three Months Ended June 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues	$183,599	$181,908	0.9%	7.9%
Operating income	60,462	50,017	20.9%	29.0%
Operating margin	32.9%	27.5%	5.4 p.p.	5.4 p.p.
OIBDA	73,342	60,845	20.5%	28.6%
OIBDA margin	39.9%	33.4%	6.5 p.p.	6.4 p.p.
Income from continuing operations	44,078	23,675	86.2%	97.6%
Income from continuing operations per share - basic	0.12	0.06	89.4%	102.5%
Income from continuing operations per share - diluted	$0.12	$0.06	101.6%	115.5%

Consolidated results for the six months ended June 30, 2019 and 2018 were:

(US$ 000's, except per share data)	For the Six Months Ended June 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues	$330,158	$338,617	(2.5)%	5.0%
Operating income	88,099	74,598	18.1%	27.1%
Operating margin	26.7%	22.0%	4.7 p.p.	4.7 p.p.
OIBDA	111,399	96,169	15.8%	24.6%
OIBDA margin	33.7%	28.4%	5.3 p.p.	5.3 p.p.
Income from continuing operations	55,829	30,431	83.5%	97.4%
Income from continuing operations per share - basic	0.15	0.08	76.2%	92.4%
Income from continuing operations per share - diluted	$0.15	$0.07	106.4%	125.3%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its second quarter results on Tuesday, July 23, 2019 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-647-689-5402 ten minutes prior to the start time and reference conference ID 2558065. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended June 30, 2019 as well as the following: the effect of changes in global and regional economic conditions; the impact of ending the quantitative easing program implemented by the European Central Bank; the economic, political and monetary impacts of Brexit in our markets; the outcome of our strategic review and its impact on our business; the impact of changes in local tax legislation; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended June 30, 2019. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended June 30, 2019, which was filed with the Securities and Exchange Commission on July 23, 2019.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended June 30,
	2019	2018
Net revenues	$183,599	$181,908
Operating expenses:
Content costs	70,356	79,967
Other operating costs	13,806	14,202
Depreciation of property, plant and equipment	8,154	8,561
Amortization of broadcast licenses and other intangibles	2,113	2,267
Cost of revenues	94,429	104,997
Selling, general and administrative expenses	28,708	26,894
Operating income	60,462	50,017
Interest expense	(7,735)	(12,411)
Other non-operating income / (expense), net	2,237	(6,926)
Income before tax	54,964	30,680
Provision for income taxes	(10,886)	(7,005)
Income from continuing operations	44,078	23,675
Income from discontinued operations, net of tax	—	2,350
Net income	44,078	26,025
Net (income) / loss attributable to noncontrolling interests	(119)	16
Net income attributable to CME Ltd.	$43,959	$26,041

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.12	$0.06
Continuing operations — diluted	0.12	0.06
Discontinued operations — basic	—	0.01
Discontinued operations — diluted	—	0.00
Attributable to CME Ltd. — basic	0.12	0.07
Attributable to CME Ltd. — diluted	$0.12	$0.06

Weighted average common shares used in computing per share amounts (000's):
Basic	264,570	235,148
Diluted	265,932	258,783

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Six Months Ended June 30,
	2019	2018
Net revenues	$330,158	$338,617
Operating expenses:
Content costs	140,716	158,427
Other operating costs	27,054	28,669
Depreciation of property, plant and equipment	16,380	16,948
Amortization of broadcast licenses and other intangibles	4,307	4,623
Cost of revenues	188,457	208,667
Selling, general and administrative expenses	53,602	55,352
Operating income	88,099	74,598
Interest expense	(15,977)	(30,229)
Other non-operating expense, net	(860)	(2,718)
Income before tax	71,262	41,651
Provision for income taxes	(15,433)	(11,220)
Income from continuing operations	55,829	30,431
Income from discontinued operations, net of tax	—	2,666
Net income	55,829	33,097
Net (income) / loss attributable to noncontrolling interests	(112)	194
Net income attributable to CME Ltd.	$55,717	$33,291

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.15	$0.08
Continuing operations — diluted	0.15	0.07
Discontinued operations — basic	—	0.01
Discontinued operations — diluted	—	0.01
Attributable to CME Ltd. — basic	0.15	0.09
Attributable to CME Ltd. — diluted	$0.15	$0.08

Weighted average common shares used in computing per share amounts (000's):
Basic	264,385	196,807
Diluted	265,628	250,515

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$74,639	$62,031
Other current assets	286,324	312,062
Total current assets	360,963	374,093
Property, plant and equipment, net	110,627	117,604
Goodwill and other intangible assets, net	973,800	984,256
Other non-current assets	23,136	12,408
Total assets	$1,468,526	$1,488,361

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$130,671	$120,468
Current portion of long-term debt and other financing arrangements	6,089	5,545
Other current liabilities	32,653	13,679
Total current liabilities	169,413	139,692
Long-term debt and other financing arrangements	664,110	782,685
Other non-current liabilities	82,121	67,293
Total liabilities	$915,644	$989,670

Series B Convertible Redeemable Preferred Stock	$269,370	$269,370

EQUITY
Common Stock	$20,285	$20,228
Additional paid-in capital	2,005,215	2,003,518
Accumulated deficit	(1,522,359)	(1,578,076)
Accumulated other comprehensive loss	(220,088)	(216,650)
Total CME Ltd. shareholders' equity	283,053	229,020
Noncontrolling interests	459	301
Total equity	283,512	229,321
Total liabilities and equity	$1,468,526	$1,488,361

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Six Months Ended June 30,
	2019	2018
Net cash generated from continuing operating activities	$140,280	$79,671
Net cash used in continuing investing activities	(8,266)	(10,164)
Net cash used in continuing financing activities	(118,929)	(92,003)
Net cash provided by discontinued operations	—	8,839
Impact of exchange rate fluctuations on cash and cash equivalents	(477)	(681)
Net increase / (decrease) in cash and cash equivalents	$12,608	$(14,338)

Supplemental disclosure of cash flow information:
Cash paid for interest (including guarantee fees)	$14,017	$26,630
Cash paid for income taxes, net of refunds	$11,348	$18,203

Supplemental disclosure of non-cash financing activities:
Accretion on Series B Convertible Redeemable Preferred Stock	$—	$4,777

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and six months ended June 30, 2019 and 2018:

(US$ 000's)	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)	2019	2018	% Actual	% Lfl (1)
Net revenues
Bulgaria	$22,607	$23,427	(3.5)%	2.5%	$41,900	$42,860	(2.2)%	4.5%
Czech Republic	64,379	61,028	5.5%	12.1%	114,695	112,562	1.9%	9.5%
Romania	48,362	49,594	(2.5)%	5.8%	87,172	95,555	(8.8)%	(0.6)%
Slovak Republic	27,313	26,770	2.0%	8.5%	48,645	49,723	(2.2)%	4.6%
Slovenia	22,276	22,367	(0.4)%	5.9%	40,126	39,897	0.6%	7.5%
Intersegment revenues	(1,338)	(1,278)	NM (2)	NM (2)	(2,380)	(1,980)	NM (2)	NM (2)
Total net revenues	$183,599	$181,908	0.9%	7.9%	$330,158	$338,617	(2.5)%	5.0%

(US$ 000's)	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(unaudited)	2019	2018	% Act	% Lfl (1)	2019	2018	% Act	% Lfl (1)
OIBDA
Bulgaria	$7,888	$5,622	40.3%	47.2%	$14,009	$8,603	62.8%	72.4%
Czech Republic	32,293	28,251	14.3%	21.0%	47,240	43,621	8.3%	15.9%
Romania	25,243	24,196	4.3%	13.0%	42,776	43,089	(0.7)%	8.1%
Slovak Republic	8,555	3,906	119.0%	131.0%	10,284	5,009	105.3%	118.3%
Slovenia	6,213	5,199	19.5%	27.0%	11,144	9,852	13.1%	21.0%
Elimination	(24)	17	NM (2)	NM (2)	24	33	NM (2)	NM (2)
Total Operating Segments	80,168	67,191	19.3%	27.3%	125,477	110,207	13.9%	22.5%
Corporate	(6,826)	(6,346)	(7.6)%	(14.7)%	(14,078)	(14,038)	(0.3)%	(7.9)%
Total OIBDA	$73,342	$60,845	20.5%	28.6%	$111,399	$96,169	15.8%	24.6%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance. For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited)	2019	2018
Operating income	$60,462	$50,017	$88,099	$74,598
Depreciation of property, plant and equipment	8,154	8,561	16,380	16,948
Amortization of intangible assets	2,113	2,267	4,307	4,623
Other (1)	2,613	—	2,613	—
Total OIBDA	$73,342	$60,845	$111,399	$96,169

(1) Other items consists of corporate charges related to the previously announced plan to review strategic alternatives, which were not considered when evaluating performance.

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2019	2018
Net cash generated from continuing operating activities	$140,280	$79,671
Capital expenditures, net of proceeds from disposals	(8,266)	(10,164)
Free cash flow	132,014	69,507
Cash paid for interest (including mandatory cash-pay guarantee fees)	14,017	26,630
Unlevered free cash flow from continuing operating activities	$146,031	$96,137